UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 15, 2015

Q LOTUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52595	14-1961383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

520 N Kingsbury St. #1810, Chicago, IL 60654

(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (312) 379-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement

Securities Purchase Agreement.

On September 15, 2015, Q Lotus Holdings Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with Harvesttime Worldwide Oil Trust London, LLC (“Harvesttime”). The Agreement provides for the purchase of 150,000,000 shares of the Company’s Common Stock, par value, $0.0001 per share.

Development Agreement.

The Company has been asked to be the developer of the Port of Fort Pierce in Florida. The Company and Harvesttime will share profits at 50% each. Harvesttime is purchasing 150,000,000 shares of common stock of the Company for the total amount of $22,500,000 ($0.15 per share) of which $150,000 will be paid in cash upon which the shares will be all issued, and the remaining value will be ascribed to the development rights described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q LOTUS HOLDINGS, INC. (Registrant)

Date: September 23, 2015

	By:	/s/ Gary A. Rosenberg
	Name:	Gary Rosenberg
	Title:	Chief Executive Officer